COLUMBIA FUNDS

2017 AMENDMENT

2017 AMENDMENT (this “Amendment”) dated as of April 25, 2017, among (i) the trusts listed on Schedule I (the “Registrants”), each of which is executing this Amendment on behalf of its respective underlying series set forth beneath such Registrant’s name on Schedule I (each such series, individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the several banks and other financial institutions from time to time parties to this Amendment (the “Lenders”), and (iii) JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”);

WHEREAS, certain of the Borrowers, certain of the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of December 9, 2014 (as it has been terminated, replaced and restated, amended, supplemented or otherwise modified heretofore, and as amended by this Amendment, the “Credit Agreement”);

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the parties wish to admit additional Registrants and Borrowers as parties to the Credit Agreement and to make such other changes to the Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Subject to the conditions set forth in Section 3 hereof:

(a) Section 1.1 of the Credit Agreement is hereby amended so that the following definition reads in its entirety as stated below:

“Columbia Management”: Columbia Management Investment Advisers, LLC, a Minnesota limited liability company, or Columbia Wanger Asset Management, LLC, a Delaware limited liability company, as applicable.

(b) Schedule I of the Credit Agreement shall be in the form of Schedule I to this Amendment.

(c) Schedule Ia of the Credit Agreement shall be in the form of Schedule Ia to this Amendment.

(d) Schedule III of the Credit Agreement shall be in the form of Schedule III to this Amendment.

(e) Schedule IV of the Credit Agreement shall be in the form of Schedule IV to this Amendment.

(f) Schedule V of the Credit Agreement shall be in the form of Schedule V to this Amendment.

SECTION 2. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment and to make the Loans, each Registrant on behalf of itself and each Borrower on whose behalf it acts hereby represents and warrants to the Administrative Agent and each Lender that (it being agreed that each such Registrant represents and warrants only to matters with respect to itself and each of its Borrowers, and each Borrower represents and warrants only to matters with respect to itself):

(a) This Amendment and the Credit Agreement (and the execution, delivery and performance thereof) have been duly authorized and, in the case of this Amendment, executed and delivered by it and constitute its legal, valid and binding obligations enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) The representations and warranties set forth in Section 3 of the Credit Agreement are true and correct in all material respects on the date hereof (and such representations therein applicable to or referencing the Credit Agreement shall be deemed to apply and refer to this Amendment).

(c) Before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon the occurrence of the following conditions precedent:

(a) The Administrative Agent shall have received counterparts of this Amendment which, when taken together, bear the signatures of all the parties named on the signature pages hereto.

(b) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of counsel for the Borrowers referring to this Amendment and the Credit Agreement, (i) dated the date hereof, (ii) addressed to the Administrative Agent and the Lenders, and (iii) covering such other matters relating to this Amendment and the transactions hereunder and under the Credit Agreement as the Administrative Agent or its counsel shall reasonably request, and the Borrowers hereby instruct their counsel to deliver such opinion.

(c) All legal matters incident to this Amendment, the Credit Agreement and the borrowings and extensions of credit thereunder shall be satisfactory to the Lenders and to Pryor Cashman LLP, counsel for the Administrative Agent.

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(d) The Administrative Agent shall have received on the date hereof:

(i) a certificate of the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of each New Registrant (as defined below) dated the date hereof and certifying that attached thereto are true and correct copies of the following: (A) resolutions duly adopted by the Board of Trustees or Directors, as the case may be, of such New Registrant on behalf of each series thereof that is a Borrower (or itself if it is a Borrower), authorizing this Amendment and the execution, delivery and performance of this Amendment and the borrowings under the Credit Agreement, and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect; (B) such New Registrant’s declaration of trust or articles of incorporation, as the case may be, and all amendments thereto; (C) such New Registrant’s bylaws and all amendments thereto; (D) such New Registrant’s Investment Management Agreement and all amendments thereto; (E) such New Registrant’s Custodian Agreement(s) and all amendments thereto; (F) designation of the location where the most recent Prospectus is publicly available for each New Borrower (as defined below), or a copy of such prospectus; and (G) designation of the location where the most recent Statement of Additional Information is publicly available for each New Borrower, or a copy of such Statement of Additional Information;

(ii) a certificate of the Secretary or Assistant Secretary of each Registrant dated the date hereof and certifying as to the incumbency and specimen signature of each officer executing this Amendment, the Credit Agreement or any other document delivered in connection herewith on behalf of such Registrant;

(iii) a certificate of another officer as to the incumbency and specimen signature of the officer executing the certificates pursuant to (ii) above; and

(iv) such other documents as the Lenders or counsel for the Administrative Agent may reasonably request.

(e) To the extent requested by the Administrative Agent or any Lender, the Administrative Agent or such Lender, as applicable, shall have received, for each New Borrower, a Form FR U-1 executed by the applicable Registrant on behalf of such New Borrower, together with a current list of assets of such New Borrower (including all “margin stock” (as defined in Regulation U) of such Borrower) in conformity with the requirements of Form FR U-1.

(f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers or Registrants hereunder.

SECTION 4. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

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SECTION 5. Credit Agreement. Until the occurrence of the earlier to occur of the Effective Date as provided in Section 3 hereof and the Termination Date (as defined in the Credit Agreement), the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof and the rights and obligations of the parties thereto shall not be affected hereby, and all fees and interest accruing under the Credit Agreement shall continue to accrue at the rates provided for therein.

SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or other electronic transmission), each of which shall constitute an original but all of which when taken together shall constitute but one contract.

SECTION 7. Expenses. Each of the New Borrowers agrees, severally and neither jointly nor jointly and severally, to reimburse the Administrative Agent for its pro rata portion (calculated based on assets) of the Administrative Agent’s out-of-pocket expenses in connection with this Amendment.

SECTION 8. Acknowledgement of New Borrowers. By virtue of the amendment to Schedule I to the Credit Agreement effected by this Amendment, the following sub-fund, series or portfolio of the Registrant set forth beside its name below (each such Registrant, a “New Registrant”) is being added to the Credit Agreement as an additional Borrower (each such sub-fund, series or portfolio, a “New Borrower”):

New Borrower	Registrant

Columbia Acorn Fund	Columbia Acorn Trust
Columbia Acorn International	Columbia Acorn Trust
Columbia Acorn USA	Columbia Acorn Trust
Columbia Acorn International Select	Columbia Acorn Trust
Columbia Acorn Select	Columbia Acorn Trust
Columbia Thermostat Fund	Columbia Acorn Trust
Columbia Acorn European Fund	Columbia Acorn Trust
Columbia Acorn Emerging Markets Fund	Columbia Acorn Trust
Wanger USA	Wanger Advisors Trust
Wanger International	Wanger Advisors Trust
Wanger Select	Wanger Advisors Trust

Each New Borrower hereby represents and warrants to the Administrative Agent and each Lender that as of the date hereof and after giving effect to this Amendment: (i) the representations and warranties set forth in Section 3 of the Credit Agreement are true and correct with respect to such New Borrower, except to the extent such representations and warranties expressly relate to an earlier date; (ii) such New Borrower is in compliance in all material respects with all the terms and provisions (or, in the case of such terms and provisions that are already qualified by materiality, in all respects) set forth in the Credit Agreement on its part to be observed or performed as of the date hereof and after giving effect to this Amendment; and (iii) no Default or Event of Default with respect to such New Borrower, nor any event which with the giving of notice or the expiration of any applicable grace period or both would constitute such a

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Default or Event of Default with respect to such New Borrower has occurred and is continuing. Each New Borrower agrees to be bound by the terms and conditions of the Credit Agreement in all respects as a Borrower thereunder and hereby assumes all of the obligations of a Borrower thereunder.

By its execution of this Amendment, the Agent and each Lender does hereby acknowledge the addition of each New Borrower as a Borrower under the Credit Agreement.

SECTION 9. Effect on the Documents; Loan Document. Except as expressly waived or amended hereby, the Credit Agreement and all Loan Documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in full force and effect and are hereby ratified, confirmed and acknowledged by each Registrant, on behalf of itself and on behalf of each Borrower a series thereof, or on behalf of itself if it is a Borrower. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents. For the avoidance of doubt, the parties acknowledge and agree that this Amendment is a “Loan Document” as such term is defined in the Credit Agreement.

[Signature pages to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Kenise Henry Larmond
Name:	Kenise Henry Larmond
Title:	Vice President

COLUMBIA FUNDS

2017 AMENDMENT SIGNATURE PAGE

Each of the Registrants who are not New Borrowers listed on Schedule I, on behalf of itself and each of its underlying series set forth beneath its name on Schedule I

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title*:	Treasurer, Chief Financial Officer and Chief Accounting Officer

* (The above-signed officer holds this office with each of the Registrants who are not New Borrowers)

Each of the Registrants who are New Borrowers listed on Schedule I, on behalf of itself and each of its underlying series set forth beneath its name on Schedule I

By:	/s/ John Kunka
	Name:	John Kunka
	Title*:	Treasury, Columbia Acorn and Wanger Advisor Trust

* (The above-signed officer holds this office with each of the Registrants who are New Borrowers)

COLUMBIA FUNDS

2017 AMENDMENT SIGNATURE PAGE

CITIBANK, N.A.

By:	/s/ Robert Chesley
	Name:	Robert Chesley
	Title:	Vice President and Managing Director

COLUMBIA FUNDS

2017 AMENDMENT SIGNATURE PAGE

HSBC BANK USA, N.A.

By:	/s/ Courtney A. Write
Name:	Courtney A. Write
Title:	Vice President

COLUMBIA FUNDS

2017 AMENDMENT SIGNATURE PAGE

WELLS FARGO BANK, N.A.

By:	/s/ Michelle S. Dagenhart
Name:	Michelle S. Dagenhart
Title:	Director

COLUMBIA FUNDS

2017 AMENDMENT SIGNATURE PAGE

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Mona Tauss
	Name:	Mona Tauss
	Title:	Vice President

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2017 AMENDMENT SIGNATURE PAGE

THE BANK OF NEW YORK MELLON

By:	/s/ Kenneth P. Sneider, Jr.
	Name:	Kenneth P. Sneider, Jr.
	Title:	Managing Director

COLUMBIA FUNDS

2017 AMENDMENT SIGNATURE PAGE

BANK OF AMERICA, N.A.

By:	/s/ Matthew C. White
	Name:	Matthew C. White
	Title:	Vice President

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2017 AMENDMENT SIGNATURE PAGE

BNP PARIBAS

By:	/s/ Marguerite L. Lebon
	Name:	Marguerite L. Lebon
	Title:	Vice President

By:	/s/ Phil Truesdale
Name:	Phil Truesdale
Title:	Managing Director

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2017 AMENDMENT SIGNATURE PAGE

CREDIT SUISSE AG, NY BRANCH

By:	/s/ Doreen Bar
Name:	Doreen Bar
Title:	Authorize Signatory

By:	/s/ William O’Daly
Name:	William O’Daly
Title:	Authorize Signatory

COLUMBIA FUNDS

2017 AMENDMENT SIGNATURE PAGE

DEUTSCHE BANK AG NY BRANCH

By:	/s/ Virginia Consenza
	Name:	Virginia Consenza
	Title:	Vice President

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Director

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2017 AMENDMENT SIGNATURE PAGE

MORGAN STANLEY BANK, N.A.

By:	/s/ Harry Comninellis
	Name:	Comninellis
	Title:	Authorized Signatory

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2017 AMENDMENT SIGNATURE PAGE

UBS AG, STAMFORD BRANCH

By:	/s/ Denise Bushee
	Name:	Denise Bushee
	Title:	Associate Director

By:	/s/ Darlene Arias
	Name:	Darlene Arias
	Title:	Director

COLUMBIA FUNDS

2017 AMENDMENT SIGNATURE PAGE

GOLDMAN SACHS BANK USA

By:	/s/ Ushma Dedhiya
	Name:	Ushma Dedhiya
	Title:	Authorized Signatory

SCHEDULE I

REGISTRANTS & BORROWERS*

Columbia Funds Series Trust II
Multi-Manager Value Strategies Fund (f/k/a Active Portfolios® Multi-Manager Value Fund)
Columbia Absolute Return Currency and Income Fund
Columbia Asia Pacific ex-Japan Fund
Columbia Capital Allocation Aggressive Portfolio
Columbia Capital Allocation Conservative Portfolio
Columbia Capital Allocation Moderate Portfolio
Columbia Commodity Strategy Fund
Columbia Disciplined Core Fund (f/k/a Columbia Large Core Quantitative Fund)
Columbia Disciplined Growth Fund (f/k/a Columbia Large Growth Quantitative Fund)
Columbia Disciplined Value Fund (f/k/a Columbia Large Value Quantitative Fund)
Columbia Diversified Equity Income Fund
Columbia Dividend Opportunity Fund
Columbia Emerging Markets Bond Fund
Columbia European Equity Fund
Columbia Flexible Capital Income Fund
Columbia Floating Rate Fund
Columbia Global Bond Fund
Columbia Global Equity Value Fund
Columbia Global Infrastructure Fund
Columbia Global Opportunities Fund
Columbia Government Money Market Fund (f/k/a Columbia Money Market Fund)
Columbia High Yield Bond Fund
Columbia Income Builder Fund
Columbia Income Opportunities Fund
Columbia Inflation Protected Securities Fund
Columbia Limited Duration Credit Fund
Columbia Minnesota Tax-Exempt Fund
Columbia Mortgage Opportunities Fund
Columbia Select Global Equity Fund
Columbia Select Large-Cap Value Fund
Columbia Select Smaller-Cap Value Fund
Columbia Seligman Communications and Information Fund
Columbia Seligman Global Technology Fund
Columbia Short-Term Cash Fund
Columbia Small/Mid Cap Value Fund
Columbia Strategic Municipal Income Fund (f/k/a Columbia AMT-Free Tax-Exempt Bond Fund)
Columbia U.S. Government Mortgage Fund

*	Registrants, including Registrants that are also Borrowers, are designated in bold type face; each Borrower that is a series is listed below the name of the Registrant that acts on such Borrower’s behalf.

Columbia Funds Variable Series Trust II
Columbia Variable Portfolio – Balanced Fund
Columbia Variable Portfolio – Commodity Strategy Fund
Columbia Variable Portfolio – Core Equity Fund
Columbia Variable Portfolio – Disciplined Core Fund (f/k/a Columbia Variable Portfolio – Large Core Quantitative Fund)
Columbia Variable Portfolio – Dividend Opportunity Fund
Columbia Variable Portfolio – Emerging Markets Bond Fund
Columbia Variable Portfolio – Emerging Markets Fund
Columbia Variable Portfolio – Global Bond Fund
Columbia Variable Portfolio – Government Money Market Fund (f/k/a Columbia Variable Portfolio – Cash Management Fund)
Columbia Variable Portfolio – High Yield Bond Fund
Columbia Variable Portfolio – Income Opportunities Fund
Columbia Variable Portfolio – Intermediate Bond Fund
Columbia Variable Portfolio – Large Cap Growth Fund
Columbia Variable Portfolio – Large Cap Index Fund
Columbia Variable Portfolio – Limited Duration Credit Fund
Columbia Variable Portfolio – Managed Volatility Moderate Growth Fund
Columbia Variable Portfolio – Mid Cap Growth Fund
Columbia Variable Portfolio – Mid Cap Value Fund
Columbia Variable Portfolio – Select International Equity Fund
Columbia Variable Portfolio – Select Large-Cap Value Fund
Columbia Variable Portfolio – Select Smaller-Cap Value Fund
Columbia Variable Portfolio – Seligman Global Technology Fund
Columbia Variable Portfolio – U.S. Equities Fund
Columbia Variable Portfolio – U.S. Government Mortgage Fund
Variable Portfolio – Aggressive Portfolio
Variable Portfolio – American Century Diversified Bond Fund
Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund
Variable Portfolio – CenterSquare Real Estate Fund (f/k/a Variable Portfolio – Morgan Stanley Global Real Estate Fund)
Variable Portfolio – Columbia Wanger International Equities Fund
Variable Portfolio – Conservative Portfolio
Variable Portfolio – DFA International Value Fund
Variable Portfolio – Eaton Vance Floating-Rate Income Fund
Variable Portfolio – J.P. Morgan Core Bond Fund
Variable Portfolio – Jennison Mid Cap Growth Fund
Variable Portfolio – Loomis Sayles Growth Fund
Variable Portfolio – MFS Blended Research Core Equity Fund (f/k/a Variable Portfolio – Sit Dividend Growth Fund)
Variable Portfolio – MFS Value Fund
Variable Portfolio – Moderate Portfolio
Variable Portfolio – Moderately Aggressive Portfolio
Variable Portfolio – Moderately Conservative Portfolio

Variable Portfolio – Morgan Stanley Advantage Fund (f/k/a Variable Portfolio – Holland Large Cap Growth Fund)
Variable Portfolio – T. Rowe Price Large Cap Value Fund (f/k/a Variable Portfolio – NFJ Dividend Value Fund)
Variable Portfolio – Nuveen Winslow Large Cap Growth Fund
Variable Portfolio – Oppenheimer International Growth Fund (f/k/a Variable Portfolio – Invesco International Growth Fund)
Variable Portfolio – Partners Small Cap Growth Fund
Variable Portfolio – Partners Small Cap Value Fund
Variable Portfolio – Pyramis® International Equity Fund
Variable Portfolio – TCW Core Plus Bond Fund
Variable Portfolio – Victory Sycamore Established Value Fund (f/k/a Variable Portfolio – Victory Established Value Fund)
Variable Portfolio – Wells Fargo Short Duration Government Fund

Columbia Funds Series Trust
Columbia AMT-Free California Intermediate Muni Bond Fund
Columbia AMT-Free Georgia Intermediate Muni Bond Fund
Columbia AMT-Free Maryland Intermediate Muni Bond Fund
Columbia AMT-Free North Carolina Intermediate Muni Bond Fund
Columbia AMT-Free South Carolina Intermediate Muni Bond Fund
Columbia AMT-Free Virginia Intermediate Muni Bond Fund
Columbia Capital Allocation Moderate Aggressive Portfolio
Columbia Capital Allocation Moderate Conservative Portfolio
Columbia Convertible Securities Fund
Columbia Global Strategic Equity Fund
Columbia Large Cap Enhanced Core Fund
Columbia Large Cap Growth Fund III
Columbia Large Cap Index Fund
Columbia Mid Cap Index Fund
Columbia Mid Cap Value Fund
Columbia Overseas Value Fund
Columbia Select Global Growth Fund
Columbia Select International Equity Fund
Columbia Select Large Cap Equity Fund
Columbia Short Term Bond Fund
Columbia Short Term Municipal Bond Fund
Columbia Small Cap Index Fund
Columbia Small Cap Value Fund II

Columbia Funds Series Trust I
Multi-Manager Alternative Strategies Fund (f/k/a Active Portfolios® Multi-Manager Alternatives Fund)
Multi-Manager Directional Alternative Strategies Fund (f/k/a Active Portfolios® Multi-Manager Directional Alternatives Fund)
Multi-Manager Growth Strategies Fund (f/k/a Active Portfolios® Multi-Manager Growth Fund)

Multi-Manager Small Cap Equity Strategies Fund (f/k/a Active Portfolios® Multi-Manager Small Cap Equity Fund)
Multi-Manager Total Return Bond Strategies Fund (f/k/a Active Portfolios® Multi-Manager Total Return Bond Fund)
CMG Ultra Short Term Bond Fund
Columbia Adaptive Risk Allocation Fund
Columbia Alternative Beta Fund (f/k/a Columbia Adaptive Alternatives Fund)
Columbia AMT-Free Connecticut Intermediate Muni Bond Fund
Columbia AMT-Free Intermediate Muni Bond Fund
Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund
Columbia AMT-Free New York Intermediate Muni Bond Fund
Columbia AMT-Free Oregon Intermediate Muni Bond Fund
Columbia Balanced Fund
Columbia Bond Fund
Columbia California Tax-Exempt Fund
Columbia Contrarian Core Fund
Columbia Corporate Income Fund
Columbia Disciplined Small Core Fund (f/k/a Columbia Small Cap Core Fund)
Columbia Diversified Absolute Return Fund
Columbia Diversified Real Return Fund
Columbia Dividend Income Fund
Columbia Emerging Markets Fund
Columbia Global Dividend Opportunity Fund
Columbia Global Energy and Natural Resources Fund
Columbia Global Technology Growth Fund
Columbia Greater China Fund
Columbia High Yield Municipal Fund
Columbia Large Cap Growth Fund
Columbia Mid Cap Growth Fund
Columbia Multi-Asset Income Fund
Columbia New York Tax-Exempt Fund
Columbia Pacific/Asia Fund
Columbia Real Estate Equity Fund
Columbia Select Large Cap Growth Fund
Columbia Small Cap Growth Fund I
Columbia Small Cap Value Fund I
Columbia Strategic Income Fund
Columbia Tax-Exempt Fund
Columbia Total Return Bond Fund (f/k/a/ Columbia Intermediate Bond Fund)
Columbia U.S. Social Bond Fund
Columbia U.S. Treasury Index Fund

Columbia Funds Variable Insurance Trust
Columbia Variable Portfolio – Asset Allocation Fund
Columbia Variable Portfolio – Contrarian Core Fund
Columbia Variable Portfolio – Diversified Absolute Return Fund

Columbia Variable Portfolio – Long Government/Credit Bond Fund (f/k/a Columbia Variable Portfolio – Core Bond Fund)
Columbia Variable Portfolio – Managed Volatility Conservative Fund
Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund
Columbia Variable Portfolio – Managed Volatility Growth Fund
Columbia Variable Portfolio – Small Cap Value Fund
Columbia Variable Portfolio – Small Company Growth Fund
Columbia Variable Portfolio – Strategic Income Fund
Columbia Variable Portfolio – U.S. Flexible Conservative Growth Fund
Columbia Variable Portfolio – U.S. Flexible Growth Fund
Columbia Variable Portfolio – U.S. Flexible Moderate Growth Fund
Variable Portfolio – AQR Managed Futures Strategy Fund
Variable Portfolio – Lazard International Equity Advantage Fund (f/k/a Variable Portfolio – Pyrford International Equity Fund)
Variable Portfolio – Multi-Manager Diversified Income Fund
Variable Portfolio – Multi-Manager Interest Rate Adaptive Fund

Columbia ETF Trust
Columbia Core Bond ETF
Columbia Intermediate Municipal Bond ETF

Columbia Acorn Trust
Columbia Acorn Fund
Columbia Acorn International
Columbia Acorn USA
Columbia Acorn International Select
Columbia Acorn Select
Columbia Thermostat Fund
Columbia Acorn European Fund
Columbia Acorn Emerging Markets Fund

Wanger Advisors Trust
Wanger USA
Wanger International
Wanger Select

SCHEDULE Ia

DESIGNATED BORROWERS,

DESIGNATED PERCENTAGES

AND PRO RATA ALLOCATIONS

[REDACTED DATA]

Ia-1

SCHEDULE III

LIST OF INVESTMENT MANAGEMENT AGREEMENTS

Amended and Restated Management Agreement dated as of October 25, 2016, between Columbia Management Investment Advisers, LLC and Columbia Funds Series Trust I and Columbia Funds Variable Insurance Trust on behalf of their underlying series listed in Schedule A thereto

Amended and Restated Management Agreement dated as of April 25, 2016, between Columbia Management Investment Advisers, LLC and Columbia Funds Series Trust I and Columbia Funds Variable Insurance Trust on behalf of their underlying series listed in Schedule A thereto

Amended and Restated Management Agreement dated as of April 25, 2016, between Columbia Management Investment Advisers, LLC and Columbia Funds Series Trust II, Columbia Funds Variable Series Trust II, and Columbia Funds Series Trust on behalf of their underlying series listed in Schedule A thereto

Investment Management Services Agreement dated as of May 20, 2011, between Columbia Management Investment Advisers, LLC and Columbia ETF Trust on behalf of its underlying series listed in Schedule A thereto

Investment Advisory Agreement between Columbia Acorn Trust and Columbia Wanger Asset Management, LLC, dated May 27, 2010, Schedules I and II last amended June 8, 2011

Investment Advisory Agreement between Wanger Advisors Trust and Columbia Wanger Asset Management, LLC, dated May 27, 2010

III-1

SCHEDULE IV

LIST OF CUSTODY AGREEMENTS

Second Amended and Restated Master Global Custody Agreement, dated as of March 7, 2011, between JPMorgan Chase Bank, N.A. and the Columbia Funds.

Custody Agreement among JPMorgan Chase Bank, N.A., Columbia Acorn Trust and Wanger Advisors Trust dated December 15, 2010, effective July 22, 2011, with Addendums dated July 14, 2011.

IV-1

SCHEDULE V

LIST OF PRIME BROKER AGREEMENTS

[REDACTED DATA]

V-1